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                                                                EXHIBIT 99.3


                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


     1. The pro forma consolidated balance sheet as of March 31, 1996 (included as part of Exhibit 99.1 to this Report) is based on the Registrant's historical
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unaudited consolidated balance sheet as of March 31, 1996 (also included as part of Exhibit 99.1) and assumes that on March 31, 1996, the Company issued $500,000
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aggregate principal amount of its Two-Year 8% Convertible Notes and that on the same date holders of $1,645,000 aggregate principal amount of the Registrant's outstanding convertible notes (including the $500,000 newly-issued notes) converted such notes into a total of 3,290,000 newly-issued shares of common stock of the Registrant at the stated conversion price of $.50 per share.

     2. The pro forma consolidated statements of operations for the three-month and twelve-month periods ending March 31, 1996 (included as part of Exhibit
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99.2) are based on the historical consolidated statements of operations (also included on Exhibit 99.2) for the periods presented therein, which are unaudited
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but which in the opinion of Registrant's management include all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the Registrant's results of operations for the periods indicated. The pro forma consolidated statements of operations for the three-month period ended March 31, 1996 assume that the above transactions took place on January 1, 1996, and the pro forma consolidated statements of operations for the twelve-month period ending March 31, 1996 assume that such transactions took place on April 1, 1995.

     3. The pro forma consolidated financial statements may not be indicative of what would have occurred had the issuance of additional convertible notes and the conversion of such notes and other outstanding convertible notes into common stock been made as of the dates indicated, or of results which may occur in the future.

     4. The consolidated pro forma financial statements should be read in connection with the historical unaudited consolidated financial statements of the Registrant included as part of Exhibit 99.1 and Exhibit 99.2.
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